UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2012

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

477 Madison Avenue New York, New York		10022
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): (212) 785-2500

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

On June 21, 2012, Eagle Bulk Shipping Inc. (the "Company") held its Annual Meeting of Shareholders (the “Annual Meeting”).  There were a total of 63,003,286 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting.  A total of 49,660,284 shares of the Company’s common stock, constituting a majority of the Company’s outstanding shares of common stock entitled to vote at the Annual Meeting, were represented at the Annual Meeting either in person or by proxy.  At the Annual Meeting, the Company’s shareholders voted on the following matters and cast their votes as described below.

1.            The following persons were re-elected as Class I directors of the Company to serve until the Company’s 2015 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified or until his earlier death, resignation, retirement, disqualification or removal, by the following number of votes:

	Votes For	Votes Withheld	Broker Non-Votes
Mr. Jon Tomasson	22,377,074	9,255,107	18,208,103
Mr. Sophocles Zoullas	27,125,514	4,506,667	18,025,103

The following persons continue to serve as Class II directors of the Company: Messrs. Joseph M. Cianciolo, David B. Hiley and Thomas B. Winmill.  The following persons continue to serve as Class III directors of the Company: Messrs. Doug Haensel and Alexis P. Zoullas.

2.           The ratification of the appointment of Pricewaterhouse Coopers LLP as the independent registered public accounting firm to audit the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2012 was approved by the following number of votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,682,399	1,264,555	1,713,330	-

There were no broker non-votes.

All share figures reported in this Item 5.07 have not been adjusted to reflect the one-for-four reverse stock split of the Company’s issued and outstanding common stock that was effective on May 22, 2012, which was after the record date of the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC. (registrant)
Dated: June 22, 2012	By:	/s/ Alan S. Ginsberg Name: Alan S. Ginsberg Title: Chief Financial Officer